SUB-ITEM 77 C:  Submission of matters to a vote of security holders

A Special Meeting of Shareholders of BBH Fund, Inc. was held on May 23, 2007.  The following items, which are required to be reported under this SUB-ITEM 77C, were voted on at the meeting:

Proposals:
(1) To elect two Trustees of the Funds;

Samuel F. Pryor IV
Shares voted affirmatively .................................89,470,872
Shares voted negatively ..........................................283,884
Shares abstaining ......................................................19,777
 H. Whitney Wagner.
Shares voted affirmatively ..................................89,474,508
Shares voted negatively ...........................................280,248
Shares abstaining .......................................................19,777

(2) To approve a new combined investment advisory and administrative services agreement for the Funds with the current investment adviser of the Funds;

Shares voted affirmatively ..................................84,855,665
Shares voted negatively ...........................................441,215
Shares abstaining .....................................................222,570

(3) To approve changes to the Funds’ fundamental investment policies in order tomodernize their investment restrictions and increase their investment flexibility:

(a) To amend the Funds’ fundamental investment policy regarding diversification; (BBH Core Select, BBH Real Return Fund and BBH Broad Market Fund only)

Shares voted affirmatively ..................................46,608,795
Shares voted negatively ...........................................400,080
Shares abstaining .....................................................201,370

(b) To amend the Funds’ fundamental investment policy regarding concentration;

Shares voted affirmatively ..................................84,756,619
Shares voted negatively ...........................................502,039
Shares abstaining .....................................................260,792

(c) To amend the Funds’ fundamental investment policy regarding underwriting;

Shares voted affirmatively ..................................84,818,831
Shares voted negatively ...........................................414,554
Shares abstaining .....................................................286,065

(d) To amend the Funds’ fundamental investment policy regarding investing in commodities;

Shares voted affirmatively ..................................84,577,847
Shares voted negatively ...........................................521,758
Shares abstaining .....................................................419,844

(e) To amend the Funds’ fundamental investment policy regarding investing in real estate;

Shares voted affirmatively ..................................84,646,542
Shares voted negatively ...........................................475,628
Shares abstaining .....................................................397,279

(f) To amend the Funds’ fundamental investment policy regarding borrowing money and issuing senior securities;

Shares voted affirmatively ..................................84,744,072
Shares voted negatively ...........................................500,570
Shares abstaining .....................................................274,807

(g) To amend the Funds’ fundamental investment policy regarding lending;

Shares voted affirmatively ..................................84,764,956
Shares voted negatively ...........................................483,144
Shares abstaining .....................................................271,349

(h) To amend, and to make non-fundamental, the Funds’ fundamental investment policy regarding selling short;

Shares voted affirmatively ...................................84,538,734
Shares voted negatively ............................................699,780
Shares abstaining ......................................................280,935

(i) To amend, and to make non-fundamental, the Funds’ fundamental investment policy regarding illiquid securities;

Shares voted affirmatively ..................................84,650,090
Shares voted negatively ...........................................606,035
Shares abstaining .....................................................263,324

(j) To amend, and to make non-fundamental, the Funds’ fundamental investment policy regarding investing in securities of other investment companies;

Shares voted affirmatively ..................................84,773,155
Shares voted negatively ...........................................526,173
Shares abstaining .....................................................260,121

(k) To amend, and to make non-fundamental, the Funds’ fundamental investment policy regarding purchases on margin;

Shares voted affirmatively ..................................84,603,934
Shares voted negatively ...........................................649,102
Shares abstaining .....................................................266,413

(l) To amend and make non-fundamental the Funds’ fundamental investment policy on restricted securities (BBH Core Select, BBH Real Return Fund and BBH International Equity Fund only);

Shares voted affirmatively ..................................60,636,032
Shares voted negatively ...........................................595,021
Shares abstaining .....................................................276,598

(4) To approve the proposed Reorganization Agreement, pursuant to which each series of BBH Fund, Inc. would be reorganized as separate series of BBH Trust, (the “New BBH Trust”), a newly formed Delaware statutory trust.

Shares voted affirmatively ..................................84,849,350
Shares voted negatively ...........................................398,845
Shares abstaining .....................................................271,255

The Definitive Proxy Statement for this Special Meeting was filed with the Securities and Exchange Commission on April 16, 2007, and is incorporated by reference. (File No. 811-06139)